UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018
Atkore International Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue Harvey, Illinois	60426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(708) 339-1610

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2018, Atkore International, Inc. (the “Borrower”), an indirect subsidiary of Atkore International Group Inc. (the “Company”), entered into the previously-announced (i) First Amendment to Amended and Restated First Lien Credit Agreement (the “First Amendment”), by and among the Borrower, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other financial institutions party thereto to, among other things, decrease the interest margins applicable to the ABR Loans and Eurodollar Loans, as defined in the Amended and Restated First Lien Credit Agreement, under the Borrower’s first lien term loan credit facility, and (ii) Increase Supplement (the “Increase Supplement”) to, among other things, incur incremental first lien secured term loans in aggregate principal amount of $425 million.

The foregoing description of the First Amendment and the Increase Supplement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the First Amendment and the Increase Supplement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On February 2, 2018, James G. Berges and Jonathan L. Zrebiec informed the Company that they will resign from the Board of Directors of the Company, effective February 5, 2018.

Item 7.01. Regulation FD Disclosure.

On February 2, 2018, pursuant to the previously announced Stock Purchase Agreement, dated January 22, 2018, by and between the Company and CD&R Allied Holdings, L.P., a Cayman Islands exempted limited partnership, the Company completed its repurchase of 17,225,539 shares of the Company’s common stock, par value $0.01 per share, at a per share price equal to $21.77, for a total purchase price of $375 million (the “Stock Repurchase Transaction”). The Stock Repurchase Transaction was funded using borrowings pursuant to the Increase Supplement.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
First Amendment to Amended and Restated First Lien Credit Agreement, dated as of February 2, 2018 among Atkore International, Inc., a Delaware corporation, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the Lenders and other financial institutions party thereto.

10.2
Increase Supplement, dated as of February 2, 2018, to the Amended and Restated First Lien Credit Agreement, dated as of December 22, 2016 (as amended by the First Amendment to Amended and Restated First Lien Credit Agreement, dated as of February 2, 2018, and as further amended, supplemented, waived or otherwise modified from time to time), among Atkore International, Inc., a Delaware corporation, the several banks and other financial institutions from time to time parties thereto, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INTERNATIONAL GROUP INC.

Date: February 2, 2018	By:	/s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary